SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of
                    the Securities Exchange Act of 1934

Filed by the Registrant  [ x]
Filed by a Party other than the Registrant  [  ]
Check the appropriate box:
[  ]  Preliminary Proxy Statement
[  ]  Definitive Proxy Statement
[x ]  Definitive Additional Materials
[  ]  Soliciting Material Pursuant to 240.14a-12

                        TENET HEALTHCARE CORPORATION
              (Name of Registrant as Specified In Its Charter)

                             RICHARD B. SILVER
                        TENET HEALTHCARE CORPORATION
                             3820 STATE STREET
                      SANTA BARBARA, CALIFORNIA 93105
                               (805) 563-7000
                 (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[ x]  No fee required.

[  ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
       1)      Title of each class of securities to which transaction applies:
       2)      Aggregate number of securities to which transaction applies:
       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
       4)      Proposed maximum aggregate value of transaction:
       5)      Total fee paid:
[  ]  Fee Paid previously with preliminary materials.
[  ]  Check box if any part of the fee is offset as provided by Exchange
       Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
       1)      Amount Previously Paid:
       2)      Form, Schedule or Registration Statement No.:
       3)      Filing Party:
       4)      Date Filed:



                 [TENET HEALTHCARE CORPORATION LETTERHEAD]





          Investor Contacts:        Paul Russell  (805) 563-7188
                                    Diana Takvam  (805) 563-6883
          Media Contact:            Harry Anderson  (805) 563-6816

              TENET HEALTHCARE PREVIEWS FIRST QUARTER RESULTS;
                         EXPECTS TO BEAT CONSENSUS

         SANTA BARBARA, CALIF. - SEPT. 12, 2000 - Tenet Healthcare Corporation (NYSE: THC) today previewed results for its first quarter of fiscal 2001, ended Aug. 31, 2000, announcing that it expects to exceed analysts' current consensus estimates of $0.44 earnings per share from operations. In the prior-year quarter Tenet reported $0.39 earnings per share from operations.

         Consistent with the Securities and Exchange Commission's new fair disclosure guidelines, the company issued today's announcement prior to making presentations at institutional investor conferences this week.

         The better-than-anticipated earnings were spurred in part by strong admissions trends and by continuing upward trends in pricing. The company said admissions to hospitals it has owned for more than 12 months were very strong in the first quarter, rising approximately 4 percent over the year-ago quarter. It said the upward trend in pricing stems from continued strong commercial pricing. Looking forward, the company expects continued strength in commercial pricing, as well as better Medicare reimbursement relative to the recent past.

         The company also said that it reduced debt by approximately $240 million during the first quarter, a significant improvement over the prior-year quarter when the company's total debt increased approximately $130 million.

         "We are gratified by the obvious success of our operating strategies," said Jeffrey C. Barbakow, Tenet chairman and chief executive officer. "Initiatives we implemented 18 months ago are now producing results. The strength of the first quarter should bode well for the remainder of fiscal 2001."

         The company expects to announce detailed first quarter results on October 3, 2000. That announcement will be made via press release, followed by a conference call broadcast to all interested parties via www.streetfusion.com or via a link on the company's website, www.tenethealth.com.

         Tenet Healthcare, through its subsidiaries, owns and operates 110 acute care hospitals with 26,939 beds and numerous related health care services. The company employs approximately 106,000 people serving communities in 17 states and services its hospitals from a Dallas-based operations center. Tenet's name reflects its core business philosophy: the importance of shared values among partners - including employees, physicians, insurers and communities - in providing a full spectrum of health care. Tenet can be found on the World Wide Web at www.tenethealth.com.

                                   # # #

                  Certain statements in this release may constitute forward-looking statements. They are based on management's current expectations and could be affected by numerous factors and are subject to various risks and uncertainties. Certain of those risks and uncertainties are discussed in the Company's filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-K and quarterly reports on Form 10-Q. Do not rely on any forward-looking statement, as we cannot predict or control many of the factors that ultimately may affect our ability to achieve the results estimated. We make no promise to update any forward-looking statement, whether as a result of changes in underlying factors, new information, future events or otherwise.